                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant /x/
Filed by Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                J2 COMMUNICATIONS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
                                  Common Stock
        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                                 PROXY MATERIALS

                                J2 COMMUNICATIONS
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 13, 2000

To the Shareholders of
J2 Communications:

         Notice is hereby given that the 1999 annual meeting of shareholders of J2 Communications, a California corporation (the "Company"), will be held at the Doubletree Hotel at 10740 Wilshire Boulevard, Los Angeles, California on January 13, 2000, at 10:00 A.M. local time, for the following purposes:

         1. To elect six (6) directors to serve on the Board of Directors until the next annual meeting or until their successors are elected and qualified;

         2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 1999; and

         3. To transact such other business as may properly come before the meeting.

         Shareholders of record as of the close of business on November 30, 1999 will be entitled to vote at the annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

         Please mark, sign, date and mail the accompanying proxy in the enclosed self-addressed, postage paid envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy at the meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.


                                        By Order of the Board of Directors,


                                        /s/ JAMES P. JIMIRRO
                                        -------------------------------------
                                        James P. Jimirro
                                        President and Chief Executive Officer


Los Angeles, California
December 10, 1999

                                J2 COMMUNICATIONS
                            10850 WILSHIRE BOULEVARD
                                   SUITE 1000
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 474-5252

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 13, 2000


                                  INTRODUCTION

        The enclosed proxy is solicited on behalf of the Board of Directors of J2 Communications (the "Company") in connection with its 2000 annual meeting of shareholders to be held on January 13, 2000 at 10:00 A.M., local time, and any adjournment thereof (the "Annual Meeting"), at the Doubletree Hotel, 10740 Wilshire Boulevard, Los Angeles, California 90024.

        The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicitation by telegraph, telephone or in person. Proxies may be revoked at any time prior to voting. Revocation may be done prior to the meeting by written revocation sent to the Secretary of the Company, J2 Communications, 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024, or it may be done personally upon oral or written request at the Annual Meeting.

        This proxy statement was first mailed or delivered to shareholders on or about December 14, 1999.


                   RECORD DATE; VOTING SECURITIES OUTSTANDING

        The close of business on November 30, 1999 is the record date for determining the holders of the Company's common stock, no par value ("Common Stock"), entitled to notice of and to vote at the Annual Meeting.

        As of October 31, 1999, the Company had outstanding voting securities consisting of 1,234,718 shares of Common Stock held by approximately 1,500 registered and beneficial owners. Each holder of record of outstanding Common Stock at the close of business on November 30, 1999 will be entitled to vote at the Annual Meeting. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. A broker non-vote is not counted in determining voting results. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

        The table below sets forth certain information as of November 15, 1999 with respect to the beneficial ownership of Common Stock by (i) each person known to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each director and nominee; (iii) the Chief Executive Officer; and (iv) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                    No. of                     Percent of
Name and Address of                 Shares and Nature of         Class
 Beneficial Owner                   Beneficial Ownership(1)
---------------------------         -----------------------    ----------
James P. Jimirro(2)(3)                         325,336            26.35%

James Fellows (2)(4)                           13,500                 *

Bruce P. Vann (2)(5)                           1,665                  *

John De Simio (2)(6)                           1,333                  *

Gary Cowan                                     _                      *

Daniel S. Laikin(2)(7)                         157,600            12.76%

All directors and executive                    499,434            40.45%
officers as a group (6 persons)

-------------------------
*   Less than 1 percent

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown on the table arises from sole voting and investment power unless otherwise indicated by footnote.

(2) The address for each shareholder other than Daniel Laikin is 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024. Mr. Laikin's address is 25 West 9th Street, Indianapolis, Indiana 46204

(3) Includes 116,669 stock options granted under the Company's Stock Option Plan pursuant to Mr. Jimirro's 1999 Executive Employment Agreement.

(4) Includes 13,500 shares of Common Stock purchasable under the Company's Stock Option Plan.

(5) Includes 1,665 shares of Common Stock purchasable under the Company's Stock Option Plan.

(6) Includes 1,333 shares of Common Stock purchasable under the Company's Stock Option Plan.

(7) Does not include 133,000 shares of Common Stock which may be attributed to Mr. Laikin under Rule 13(d)3 of the Securities Exchange Act of 1934.

ITEM 1: ELECTION OF DIRECTORS

It is intended that the shares represented by the enclosed proxy will be voted, unless votes are withheld in accordance with the instructions contained in the proxy, for the election of the six (6) nominees for director named below. Each director elected will hold office until the next annual election of directors or until a successor is elected and qualified. In the event that any nominee for director should become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event such shares will be voted for such substitute nominees.

Every shareholder voting for the election of directors may cumulate his or her votes and give any candidate whose name has been placed in nomination prior to the voting a number of votes equal to the number of directors to be elected six
(6) multiplied by the number of his or her shares, or may distribute his or her votes among as many candidates so nominated as he or she chooses; no shareholder, however, may cumulate votes for any candidate unless the candidate has been nominated prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his or her intention to cumulate his or her votes. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The persons named in the accompanying proxy may also cumulate votes in favor of one or more of the nominees as they in their discretion determine. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

                         INFORMATION CONCERNING NOMINEES

                                       Director
     Name               Age            Since
----------------        ---            --------
James P. Jimirro        62             1986

James Fellows           63             1986

Bruce P. Vann           43             1987

John De Simio           47             1998

Gary Cowan              64             Nominee

Daniel Laikin           37             Nominee

        JAMES P. JIMIRRO has been employed by the Company as President and Chief Executive Officer since its inception. From 1980 to 1985 he was the president of Walt Disney Telecommunications Company, which included serving as president of Walt Disney Home Video, a producer and distributor of family home video programming. While in this position, he also served as Corporate Executive Vice President of Walt Disney Productions. In addition, from 1983 to 1985, Mr. Jimirro served as the first president of The Disney Channel, a national cable pay-television channel, which Mr. Jimirro conceived and implemented. Mr. Jimirro continued in a consulting capacity for the Walt Disney Company through July of 1986. From 1973 to 1980 he served as Director of International Sales and then as Executive Vice President of the Walt Disney Educational Media Company, a subsidiary of the Walt Disney Company. Prior to 1973, Mr. Jimirro directed international sales for CBS, Inc., and later for Viacom International. Mr. Jimirro has also served, since January 1990, as a member of the Board of Directors of Rentrak.

        JAMES FELLOWS has been a member of the Board of Directors and the President of the Central Education Network, Inc., a Chicago, Illinois association of public television and educational associations, since 1983. From 1962 through 1982, Mr. Fellows worked in a variety of positions for the National Association of Educational Broadcasters ("NAEB") in Washington, D.C., and became its President and Chief Executive Officer in 1978. Mr. Fellows is a director of numerous nonprofit corporations including the Hartford Gunn Institute, a research and planning service for public telecommunications; the Maryland Public Broadcasting Foundation, a corporate fund-raiser for public television; and the American Center for Children and Media, a coalition of organizations committed to improving media services for children and youth.

        BRUCE P. VANN has been a principal of the law firm of Kelly Lytton Mintz & Vann LLP since December 1995. From 1989 through December 1995 he was a partner in the law firm of Keck Mahin & Cate and Meyer & Vann. Mr. Vann specializes in corporate and securities matters. From January 1994 through December 1998, Mr. Vann served, on a non-exclusive basis, as Senior Vice President, Business and Legal Affairs, of Largo Entertainment, Inc., a subsidiary of The Victor Company of Japan.

        JOHN DE SIMIO has been in the entertainment side of the public relations business since 1976. From 1988 to 1996, Mr. De Simio was a Senior Vice President, Publicity/Promotion for Castle Rock Entertainment, where he oversaw publicity and national promotional campaigns for their theatrical and television productions. Before moving to Castle Rock, Mr. De Simio was National Publicity Director of Twentieth Century Fox Film Corporation from 1985 to 1988. Mr. De Simio is presently on a disability leave due to a visual impairment. Mr. De Simio currently serves on the boards of Theatre LA and The Broadcast Film Critics Association.


        NEW NOMINEES

        GARY COWAN Mr. Cowan, a certified public accountant, has served as Chief Financial Officer for a broad range of companies, including U.S. Vacation Resorts, Inc., the Coastland Corporation, and Superscope Inc. In addition, he was Vice President, Financial Analysis and Review, for Dart Industries. From 1993 through 1997, Mr. Cowan served as Chief Financial Officer of the Company and was a member of the Board of Directors. He is currently an independent consultant in strategic financial planning and accounting. Mr. Cowan holds a B.S. in accounting and an M.B.A. from U.C.L.A.

        DANIEL LAIKIN Mr. Laikin currently serves as co-Chairman of Biltmore Homes, Inc., an Indiana based home building and real estate development company. He is also managing partner of Four Leaf Partners, LLC, a closely held investment company, concentrating on the startup and financing of high tech and Internet related companies. He is currently an advisor to the board of "Focus Affiliates, Inc." (Nasdaq: FONE) and is on the advisory board of "iNetNow."

        The Board of Directors held three formal meetings during the fiscal year ending July 31, 1999, although the Board met informally on numerous occasions. All directors attended the formal meetings. The Board of Directors of the Company has standing Audit and Independent Committees.

        The Audit Committee did not meet during the fiscal year ending July 31, 1999. This Committee is responsible for reviewing with the Company's financial management and its independent auditors, the proposed audit program for each fiscal year, the results of the audits and the adequacy of the Company's systems of internal accounting control. The Committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. Directors De Simio and Fellows are members of this Committee.

        The Independent Committee did not meet during the fiscal year ending July 31, 1999. This Committee is responsible for implementing procedures to comply with the Foreign Corrupt Practices Act and for review and approval of any transactions between the Company and affiliates. Directors Vann and Fellows are members of this Committee.

        The Company does not have a nominating or compensation committee, or committees performing similar functions.


                    INFORMATION REGARDING EXECUTIVE OFFICERS

        All of the Company's executive officers are elected by, and serve at the pleasure of, the Board of Directors and/or the President. Set forth below are the names and offices held by each of the Company's executive officers, their ages, and the date when each was first elected as an executive officer of the Company. A brief account of the business experience of Andrew Weeraratne and Duncan Murray are set forth below; the information regarding James P. Jimirro has been set forth above.

                                                                  First
        Name and Office                            Age           Elected
        --------------------------------------     ---           -------
        James P. Jimirro                           62            1986
         Chairman of the Board of Directors
         President and Chief Executive Officer

        Andrew Weeraratne
         Chief Financial Officer                   49            1999

        Duncan Murray                              53            1986
         Vice President--Marketing

-------------------

        ANDREW WEERARATNE joined the Company on February 22, 1999 as Chief Financial Officer. He is a Certified Public Accountant, licensed in the State of Florida (presently inactive) and has worked as Chief Financial Officer and Controller for various entertainment companies over the last ten years. Prior to that, he had his own CPA practice in Washington D.C. for six years.

        DUNCAN MURRAY has been with the Company since July, 1986 as Vice President of Marketing. Before that he worked with the Walt Disney Companies for fourteen years in a variety of capacities including Vice President, Sales Administration for The Disney Channel, and Director of Sales for Walt Disney Telecommunications Company.

              COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

                           SUMMARY COMPENSATION TABLE

                             EXECUTIVE COMPENSATION

        The Summary Compensation Table below includes, for each of the fiscal years ended July 31, 1999, 1998, and 1997 individual compensation for services to the Company and its subsidiaries of the Chief Executive Officer (the "Named Officer").

                                                                 Long Term Compensation
                                 Annual Compensation                      Awards                       Payouts
                               -------------------------         -----------------------    -----------------------------
        (a)         (b) (c)       (d)           (e)                  (f)          (g)           (h)               (i)
        Name and                            Other Annual          Restricted                    LTIP           All Other
        Principal                           Compensation            Stock       Options/       Payout        Compensation
        Position    Year       Salary ($)   Bonus $ (4)           $   (4)       Award(s)       SARS #             ($)
        ---------   ----       ----------   --------------------------------    --------    -------------    ------------
        Jimirro(2)  1999        $190,750        (2)                  (3)           (3)      16,667/16,667         (3)
                    1998        $190,750        (2)                  (3)           (3)      16,667/16,667         (3)
                    1997        $190,750        (2)                  (3)           (3)      16,667/16,667         (3)

-----------------

(1)    Does not include amounts of $18,887 in 1999, $12,000 in 1998 and $12,500 in 1997 to Jim Jimirro, who is entitled to be reimbursed for expenses relating to entertainment, travel and living expenses when away from home.

(2)    Does not include $6,000 in 1999, $6,000 in 1998 and $7,000 in 1997, which the Company paid for Mr. Jimirro's health plan. The Company also provides Mr. Jimirro with a Company-owned vehicle for his use.

(3) Does not include SAR's granted to Mr. Jimirro pursuant to his employment agreement. See the description of Mr. Jimirro's employment agreement under "Employment Agreements and Stock Option Plans" below.

(4) Effective June 1, 1992, Mr. Jimirro reduced the amount of salary he receives to $190,750. Mr. Jimirro does not expect to receive the unpaid portion unless there is a change in the control of the Company as defined by his Employment Agreement. The Company has not accrued any salary or bonus for Mr. Jimirro in regard to the above for the fiscal years ended July 31, 1996, 1997, 1998 or 1999.

OPTION GRANTS IN LAST FISCAL YEAR

        Shown below is information on grants of stock options pursuant to the 1994 Stock Option Plan during the fiscal year ended July 31, 1999 to the Named Officer.



                                                                               Potential Realized Value at Assigned
                                                                                    Annual Rates of Stock Price
                        Individual Grants in 1999                              Appreciation for 7 year Option Term
                        -------------------------                              ------------------------------------
                               Percentage
                               of Total
                               Options/SARs            Exercise
                 Options/      granted to               or Base                                5%                   10%
                   SARS        Employees in             Price Per       Expiration      Stock     Dollar       Stock     Dollar
 Name           Granted (#)    Fiscal Year              Share($)           Date        Price($)    Gains      Price($)  Gains($)
-------------   -----------    ------------            ----------       ----------     --------  -------      --------  --------
James Jimirro    16,667(1)         40.0                 $1.94(2)        12-28-2005      $2.73    $13,167       $3.78    $30,667
                 16,667           100.0                 $1.94           12-28-2005      $2.73    $13,167       $3.78    $30,667

----------------

(1) Options/SARs granted are immediately exercisable.

(2) Options/SARs granted with an exercise price (or initial valuation in the case of SARs) equal to the average of the high and low bid and asked price for one share of Common Stock during the five (5) business days preceding the date of grant, as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

                     EMPLOYMENT AGREEMENTS AND STOCK OPTIONS

        In October 1999, the Company entered into a new employment agreement with James P. Jimirro, effective July 1, 1999 (the "1999 Agreement"). Under the 1999 Agreement, which has a term of seven years, Mr. Jimirro will receive a base salary plus an incentive bonus following the end of each fiscal year during which Mr. Jimirro is employed by the Company. Mr. Jimirro's base salary for the first year will be $475,000 and will be adjusted annually by the greater of (i) 9% or (ii) 5% plus the percentage increase in the CPI Index. Effective June 1, 1999, Mr. Jimirro reduced the amount of salary he receives to $190,750. Mr. Jimirro does not expect to receive the unpaid portion unless there is a change in the control of the Company as defined by the agreement. The Company has entered into a Contingent Note in the principal amount of $2,150,625, reflecting the amount which has been conditionally waived. The Contingent Note matures only upon a "change of control" (as defined below) of the Company.

        Mr. Jimirro's bonus is to be an amount equal to 5% of the Company's earnings in excess of $500,000 and up to $1 million; plus 6% of the next $1 million of earnings; plus 7% of the next $1 million of earnings; plus 8% of the next $2 million of earnings; and plus 9% of the next $2 million of earnings. If earnings exceed $7 million, then Mr. Jimirro shall, in addition to foregoing compensation, be entitled to such additional incentive compensation as may be determined by the Board based upon Mr. Jimirro's services and performance on behalf of the Company and the profitability of the Company.

        The 1999 Agreement also provides that, on the date of each annual meeting of shareholders during its term, Mr. Jimirro will be granted stock options with respect to 25,000 shares of Common Stock and stock appreciation rights ("SARs") with respect to 25,000 shares of Common Stock. The exercise price of each option and the initial valuation of each SAR will be equal to the fair market value of the Common Stock of the Company at the date of the grant. The options and SARs will be immediately exercisable non-statutory stock options, will have a term of seven years, and will be subject to all other terms identical to those contained in the Company's 1991 Employee Stock Option Incentive Plan (the "1991 Plan") which provisions were reincorporated into the 1994 Plan and will be reincorporated into the 1999 Plan discussed below. The 1991 Plan specifically provides for the grant of stock options and SARs to Mr. Jimirro in accordance with his employment agreement. The 1999 Agreement provides that if Mr. Jimirro's employment is terminated without cause, or is terminated by Mr. Jimirro for cause or under certain other circumstances, including a change in control of the Company (as defined below), then Mr. Jimirro generally is entitled to receive all payments and other benefits which would be due under the 1999 Agreement during its entire term, regardless whether such payments would constitute an "excess parachute payment" under the Internal Revenue Code of 1986, or any successor law applicable to payments of severance compensation to Mr. Jimirro. To the extent Mr. Jimirro owes taxes as a result of such payments, the amount payable to him will be "grossed up" to reflect such payments. A "change in control" would be deemed to occur if (a) any person or group becomes the direct or indirect owner of securities with 25% or more of the combined voting power of the Company's then outstanding securities, (b) if there is a significant change in the composition of the Board of Directors of the Company,
(c) upon the sale of all or substantially all of the assets of the Company, (d) upon the merger of the Company with any other corporations if the shareholders of the Company prior to the merger owned less than 75% of the voting stock of the corporation surviving the merger or (e) in certain other events. The 1999 Agreement also provides Mr. Jimirro with certain registration rights pursuant to which the Company will be required upon the request of Mr. Jimirro to register the sale of shares of the Company's Common Stock owned by Mr. Jimirro under the Securities Act of 1933. The 1999 Agreement is terminable by the Company only "for cause" as defined therein.

        COMPENSATION COMMITTEE, INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        The Company does not have a Compensation Committee or similar Board committee. The full Board of Directors did not deliberate on executive officer compensation during the last fiscal year, although certain board members were involved in deliberation regarding Mr. Jimirro's new employment agreement. See "Board Compensation Committee Report on Executive Compensation" below.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

CHIEF EXECUTIVE OFFICER COMPENSATION

        The Company's Board of Directors does not have a Compensation Committee or Board committee performing a similar function. The compensation of Mr. Jimirro as Chief Executive Officer ("CEO") is determined under the provisions of Mr. Jimirro's employment agreement with the Company. In considering Mr. Jimirro's new agreement, the Board met to determine its adequacy and the agreement was approved by all the non-interested directors. See "Employment Agreements" on page 13 above.

        Generally, Mr. Jimirro's employment agreement is structured to correlate his compensation with Company performance over its seven-year term. Mr. Jimirro receives a base salary adjusted annually to offset inflation, as well as a bonus. The bonus is based on a formula directly linking the amount paid to the Company's net income. Mr. Jimirro is also eligible for any discretionary bonus, which the board may grant in its discretion.

COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS

        The Board of Directors delegated to the CEO the authority to set the compensation of the other executive officers. The current officers effected by such policy are Andrew Weeraratne and Duncan Murray.


                                PERFORMANCE GRAPH

The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for the Nasdaq Composite Index and the Nasdaq Non-Financial Index. The graph assumes an investment of $100.00 on July 31, 1994. Reinvestment of dividends is assumed in all cases.


                                           7/31/94   7/31/95   7/31/96   7/31/97   7/31/98   7/31/99
                                           -------   -------   -------   -------   -------   -------
J2 Communications                           100.00    106.25    112.50    100.00     78.12    591.67
Nasdaq Stock Market (US companies)          100.00    140.40    152.98    225.75    265.76    380.09
Nasdaq Stock Market (Non Financial) Index   100.00    144.12    152.74    221.72    258.33    381.15

CERTAIN TRANSACTIONS

        Bruce P. Vann and the law firm of Kelly Lytton Mintz & Vann LLP, of which he is a partner, performed services as attorneys for the Company. For the fiscal year ended July 31, 1999, Kelly Lytton Mintz & Vann LLP earned approximately $7,000. Mr. Vann is a director of the Company and, as such, he (or his law firm) may receive additional compensation for services rendered to the Company. In July 1999, Mr. Vann exercised options to acquire 11,000 shares of the Company's common stock and realized a sum of $203,825 with respect thereto.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during fiscal 1999. All of these filing requirements were satisfied during fiscal 1999, other than filings relating to automatic stock option grants which have not been formally issued or documented. In making these disclosures, the Company has relied solely on the written representations of its directors and executive officers and copies of the reports that they have filed with the Commission. With respect to any forms which are necessary as a result of stock option grants, the Company and its officers and directors will file these reports as soon as practicable.

ITEM NO. 2:    APPROVAL OF THE 1999 STOCK OPTION, DEFERRED STOCK AND RESTRICTED
               STOCK PLAN

        In October 1999, the Board of Directors adopted the 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "1999 Stock Plan"), subject to shareholder approval at this Annual Meeting. A copy of the 1999 Stock Plan is attached as Exhibit "A" to this proxy statement. If the 1999 Stock Plan is approved by the Company's shareholders, all outstanding awards under the prior plans will be converted into equivalent awards under the 1999 Stock Plan. Such awards will continue to have the same terms, conditions and exercise prices as they had under the prior plans.

        A description of the 1999 Stock Plan follows; this description is qualified in its entirety by the terms of the 1999 Stock Plan set forth in Exhibit "A" to this proxy statement.

        The 1999 Stock Plan increases the aggregate number of shares available for the grant of options to an amount equal to 20% of then current outstanding shares of Common Stock of the Company, such figure to be adjusted as and when the Company increases its outstanding shares of Common Stock. The initial number of shares shall be approximately 246,944. The 1999 Stock Plan provides for the grant of qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Code, stock options not so qualified ("NQSOs"), deferred stock and restricted stock awards ("Grants"). The 1999 Stock Plan is administered by a committee of directors appointed by the Board of Directors (the "Committee"). ISOs may be granted to the officers and key employees of the Company or any of its subsidiaries. The exercise price for any ISO granted under the 1999 Stock Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10.0% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the option is granted. The exercise price for any NQSO granted under the 1999 Stock Plan may not be less than 85.0% of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the 1999 Stock Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company.

        The number of shares reserved for issuance under the 1999 Stock Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the 1999 Stock Plan expires or terminates, or a Grant is forfeited, the shares subject to any unexercised portion of such option or Grant will again become available for the issuance of further options or Grants under the 1999 Stock Plan.

        Under the 1999 Stock Plan, the Company may make loans available to stock option holders, subject to the Committee's approval, in connection with the exercise of stock options granted under the 1999 Stock Plan. If shares of Common Stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Grants under the 1999 Stock Plan.

        Unless previously terminated by the Board of Directors, no options or Grants may be granted under the 1999 Stock Plan after October 14, 2009.

        Options granted under the 1999 Stock Plan will become exercisable according to the terms of the grant made by the Committee. Grants will be subject to the terms and restrictions of the award made by the Committee. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Grant is granted and in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

        The exercise price of any option granted under the 1999 Stock Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to a Grant under the 1999 Stock Plan, (iii) by cancellation of indebtedness owed by the Company to the optionholder, (iv) by a full recourse promissory note executed by the optionholder or (v) by any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

        The Board of Directors may from time to time revise or amend the 1999 Stock Plan and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding option or Grant without such participant's consent or may, without shareholder approval, increase the number of shares subject to the 1999 Stock Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Grants under the 1999 Stock Plan, materially increase the benefits accruing to participants under the 1999 Stock Plan or extend the maximum option term under the 1999 Stock Plan.

        Approval of the 1999 Stock Plan will require the affirmative vote of at least a majority of the shares of Common Stock entitled to vote and represented at this Annual Meeting in person or by proxy, provided a quorum is present.


          THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST
                INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND
                    RECOMMENDS A VOTE "FOR" APPROVAL THEREOF

ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of Arthur Andersen LLP, Certified Public Accountants, served as the Company's independent auditors for fiscal 1999, and the Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending July 31, 2000. This selection will be presented to the shareholders for their approval at the Annual Meeting. If the shareholders do not approve this selection, the Board of Directors will reconsider its choice.

        Representatives of Arthur Andersen LLP will not be present at the Annual Meeting.

        Approval of Arthur Andersen, LLP will require the affirmative vote of at least a majority of the shares of Common Stock entitled to vote and represented at this Annual Meeting in person or by proxy, provided a quorum is present.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
         FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS
               THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2000

                                  OTHER MATTERS

SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Shareholders of the Company to be held in 2000 must be received by the Company on or before August 13, 2000.

VOTING PROXIES

        The enclosed proxy card confers authority to vote, in accordance with the instructions contained in the proxy, with respect to the election of the nominees for director specified in this Proxy Statement, "FOR" the approval of the 1999 Stock Option, Deferred Stock and Restricted Stock Plan, and the ratification and approval of Arthur Andersen LLP as the Company's independent auditors. The proxy will be voted in accordance with the choices indicated thereon. If no specifications are made, proxies will be voted "FOR" all nominees for director, "FOR" the approval of the 1999 Stock Option, Deferred Stock and Restricted Stock Plan, and "FOR" the ratification of Arthur Andersen LLP as the Company's independent auditors.

ANNUAL REPORT

        UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE ANNUAL MEETING, ADDRESSED TO J2 COMMUNICATIONS, ATTENTION: DUNCAN MURRAY, 10850 WILSHIRE BLVD., SUITE 1000, LOS ANGELES, CALIFORNIA 90024, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

OTHER BUSINESS

        The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a shareholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                    By Order of the Board of Directors,

                                    /s/ CORA V. ASUNCION
                                    ---------------------------
                                    CORA V. ASUNCION
                                    Secretary

Los Angeles, California
December 10, 1999

                                    EXHIBIT A

                                J2 COMMUNICATIONS
                              AMENDED AND RESTATED
                        1999 STOCK OPTION, DEFERRED STOCK
                                       AND
                              RESTRICTED STOCK PLAN


SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS

        1.1 This plan is intended to implement and govern the 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") of Team Communications Group, Inc., a California corporation (the "Company"). The Plan was adopted by the Board of Directors as of October 14, 1999 subject to the approval of the Company's shareholders. The purpose of the Plan is to enable the Company and its Subsidiaries to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry, and to provide incentives to such personnel and members that are linked directly to increases in shareholder value, and will therefore, inure to the benefit of all shareholders of the Company.

        1.2 For purposes of the Plan, the following terms shall be defined as set forth below:

               (a) "Administrator" means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

               (b) "Award" means any award of Deferred Stock, Restricted Stock, or Stock Option.

               (c) "Board" means the Board of Directors of the Company.

               (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

               (e) "Committee" means the Compensation Committee of the Board, or any other Committee the Board may subsequently appoint to administer the Plan. If at any time the Board shall administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

               (f) "Company" means J2 Communications, a corporation organized under the laws of the State of California (or any successor corporation).

               (g) "Covered Security" means any security listed under Subsection
(b) of Section 18 of the Securities Act of 1933, as amended, or defined as such pursuant to the Rules and Regulations of the SEC.

               (h) "Deferred Stock" means an award made pursuant to Section 7 below of the right to receive Stock at the end of a specified deferral period.

               (i) "Disability" means permanent and total disability as determined under the Company's disability program or policy.

               (j) "Effective Date" shall mean the date provided pursuant to
Section 18.

               (k) "Eligible Employee" means an employee, officer, director, consultant or advisor of the Company, any Subsidiary or Parent Corporation eligible to participate in the Plan pursuant to Section 4;

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (m) "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) the closing sale price of the Stock on such date as reported in the Western Edition of the Wall Street Journal Composite Tape, or (B) the average of the closing price of the Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date, or (C) if the Stock is not publicly traded, the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

               (n) "Incentive Stock Option" means any Stock Option intended to be designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

               (o) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

               (p) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

               (q) "Participant" means any Eligible Employee selected by the Administrator pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options or Awards or any combination of the foregoing.

               (r) "Restricted Period" means the period set by the Administrator as it pertains to Deferred Stock or Restricted Stock Awards pursuant to Section 7.

               (s) "Restricted Stock" means an award of shares of Stock granted pursuant to Section 7 subject to restrictions that will lapse with the passage of time or upon the attainment of performance objectives.

               (t) "Stock" means the Common Stock, no par value per share, of the Company.

               (u) "SEC" means the Securities and Exchange Commission.

               (v) "Stock Appreciation Rights" ("SAR") means a stock appreciation right granted alone or in tandem with a Stock Option pursuant to
Article 6.

               (w) "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5; and with respect to SARs, also includes options to purchase shares of Stock granted pursuant to Other Plans.

               (x) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


SECTION 2. ADMINISTRATION

        2.1 The Plan shall be administered by the Board or by a Committee appointed by the Board, which shall serve at the pleasure of the Board; provided, however, that if the Committee does not consist solely of "Non-Employee Directors," as defined in Rule 16b-3 as promulgated by the SEC under the Exchange Act, as such Rule may be amended from time to time, or any successor definition adopted by the Commission, then the Plan shall be administered, and each grant shall be approved, by the Board.

        2.2 The Administrator shall have the power and authority to grant to Eligible Employees, pursuant to the terms of the Plan: (A) Stock Options, (B) Deferred Stock, (C) Restricted Stock, (D) Stock Appreciation Rights, or (E) any combination of the foregoing.

               In particular, the Administrator shall have the authority:

               (a) to select those employees of the Company or any Subsidiary or Parent Corporation who are Eligible Employees;

               (b) to determine whether and to what extent Stock Options, Deferred Stock, Restricted Stock or a combination of the foregoing, are to be granted to Eligible Employees of the Company or any Subsidiary hereunder;

               (c) to determine the number of shares of Stock to be covered by each such Award;

               (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any such Award including, but not limited to, (x) the restricted period applicable to Deferred Stock or Restricted Stock Awards, (y) the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock shall lapse during such period, and (z) when and in what increments shares covered by Stock Options may be purchased; and

               (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Deferred Stock, Restricted Stock or any combination of the foregoing.

        2.3 The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        2.4 All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Subsidiaries, Parent Corporation and the Participants.

SECTION 3. STOCK SUBJECT TO PLAN

        3.1 The total number of shares of Stock reserved and available for issuance under the Plan shall be an amount equal to 20% of the current outstanding shares of Common Stock of the Company on the date hereof, such figure to be adjusted as and when the Company increases its outstanding shares of Common Stock. The initial number of shares shall be approximately 246,944 shares. Such shares shall consist of authorized but unissued shares. Except in the event that the Stock is a Covered Security, at no time shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus plan of the issuer exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the California Corporate Securities Rules, or any successor thereto, based on the shares of the issuer which are outstanding at the time the calculation is made.

        3.2 To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised or (ii) any shares of Stock subject to any Deferred Stock or Restricted Stock Award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future Awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future Awards under the Plan.

        3.3 In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment may be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion; provided, however, that with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.


SECTION 4. ELIGIBILITY

Officers and other key employees, directors and consultants and advisors of the Company, any Subsidiary or Parent Corporation who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, shall be eligible to be granted Non-Qualified Stock Options and Deferred Stock or Restricted Stock Awards hereunder. Officers and other key employees of the Company, any Subsidiary or Parent Corporation shall also be eligible to be granted Incentive Stock Options hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each Award.

SECTION 5. STOCK OPTIONS FOR ELIGIBLE EMPLOYEES

        5.1 Stock Options may be granted to Eligible Employees alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a stock option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price, the term, and provisions regarding exercisability of the option granted thereunder.

The Stock Options granted under the Plan to Eligible Employees may be of two types: (x) Incentive Stock Options and (y) Non-Qualified Stock Options.

        5.2 The Administrator shall have the authority under this Section 5 to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options; provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company, its Subsidiaries or Parent Corporation. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

        5.3 Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

               (a) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock. The option price per share of Stock purchasable under a Non-Qualified Stock Option may not be less than 85% of such Fair Market Value. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

               (b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

               (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that, except as provided herein or unless otherwise determined by the Administrator at or after grant, Stock Options shall be exercisable one year following the date of grant of the option, but in no case, less than six (6) months following the date of the grant of the option. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine in its sole discretion.

               (d) Method of Exercise. Subject to Section 5(c) above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (A) in the form of unrestricted Stock (if held for at least six [6] months) already owned by the optionee, or (B) by cancellation of any indebtedness owed by the Company to the optionee, (C) by a full recourse promissory note executed by the optionee, (D) in the event that a registration statement on Form S-8 has been filed with the SEC registering the Stock underlying the options, by arrangement with a broker which is acceptable to the Administrator where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares underlying the option to the Company, or (E) by any combination of the foregoing; provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of Stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 11.

        5.4 The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to a grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted; provided, however, that should the Administrator so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Upon their surrender, the Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other Awards hereunder.

        5.5 Loans. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (i) be evidenced by full recourse promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 5(e) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine and (iv) be subject to Board approval. In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator; provided, however, that the term of the loan, including extensions, shall not exceed seven years. Unless the Administrator determines otherwise, when a loan is made, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction, and provided further that in the case of a loan to an Eligible Employee who is not an officer, director or employee of the Company, the loan shall be secured by adequate collateral other than the shares of Stock acquired.

        5.6 Limits on Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

        5.7 Termination by Death. If an optionee's employment with the Company, any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Administrator shall deter mine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months (or such shorter period as the Administrator shall specify at grant, but in no event less than six months) from the date of such death.

        5.8 Termination by Reason of Disability. If an optionee's employment with the Company, any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Administrator shall determine at the time of grant), for a period of twelve months (or such shorter period as the Administrator shall specify at grant, but in no event less than six months) from the date of such termination of employment. In the event of a termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

        5.9 Other Termination. Except as otherwise provided in this paragraph or otherwise determined by the Administrator, if an optionee's employment with the Company, any Subsidiary or Parent Corporation terminates for any reason other than death or Disability, any accrued Stock Option may be exercised until the earlier to occur of (i) three months from the date of such termination or (ii) the expiration of the stated term of such Stock Option; provided, however, that if the expiration of the stated term of such Stock Option is less than 30 days from the date of termination, then such Stock Option shall expire 30 days from the date of termination.

        5.10 Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other option plans of the Company, its Parent Corporation and any Subsidiary become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

SECTION 6. STOCK APPRECIATION RIGHTS

        6.1 General. The Administrator shall have the authority to grant SAR's in tandem with Stock Options granted under this plan or under any of the Other Plans (the "Related SAR Option") with respect to all or some of the shares of Stock covered by the Related SAR Option. SARs granted in tandem with Related SAR Options may be granted either at the time of grant of the Related SAR Option or at any time thereafter during the term of the Related SAR Option. The Administrator shall also have the authority to grant SARs without relation to any Stock Option granted under this Plan or under any of the Other Plans. Each SAR shall be granted on such terms and conditions not inconsistent with the Plan as the Administrator may determine. The provisions of the various SAR awards need not be the same with respect to each Grantee.

        6.2 Terms and Conditions of SARs. Each SAR granted pursuant to the Plan shall be evidenced by a written SAR agreement between the Company and the Grantee, which agreement shall comply with and be subject to the following terms and conditions:

               (a) Number of SARs. Each SAR agreement shall state the number of SARs granted pursuant to the agreement.

               (b) Initial Valuations. Each SAR agreement shall provide that each SAR granted in tandem with a Related Stock Option is valued at the Exercise Price of the Related SAR Option and that each SAR granted without relation to a Stock Option is valued at the average of the high and low bid and asked price for one share of Common Stock during the five (5) business days preceding the date of grant Stock as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

               (c) Term and Exercise of SARs.

                    (i) Each SAR granted otherwise than in tandem with a Stock Option shall be exercisable as determined by the Administrator, but in no event after ten years from the Date of Grant. Each other SAR shall be exercisable only if, and to the extent that, the Related SAR Option is exercisable and has not yet terminated or expired, and in the case of a SAR granted in respect of an Incentive Stock Option, only when the Fair Market Value per share of the Stock exceeds the Exercise Price of the Related SAR Option; and upon the exercise of a SAR, the Related SAR Option shall cease to be exercisable to the extent of the shares of Stock with respect to which such SAR is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further Rights pursuant to the Plan.

Upon the exercise or termination of a Related SAR Option, the SAR granted in tandem with such Related SAR Option shall terminate to the extent of the shares of Stock with respect to which the Related SAR Option was exercised or terminated.

                    (ii) To exercise a SAR granted in tandem with a Related SAR Option, the Grantee shall: (A) give written notice thereof to the Company specifying the number of shares of Stock with respect to which the SAR is being exercised and the percentage of the total amount the Grantee is entitled to receive which the Grantee elects to receive in cash or shares of Stock with respect to the exercise of the SAR; and (B) if requested by the Administrator, deliver the Related SAR Option agreement to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the Related SAR Option agreement to the Grantee. To exercise a SAR granted without relation to a Stock Option, the Grantee is entitled to receive which the Grantee elects to receive in cash or shares of Stock with respect to the exercise of the SAR. The date of exercise of a SAR which is validly exercised shall be deemed to be the date on which there shall have been delivered to the Company the appropriate aforesaid instruments.

                    (iii) Upon the exercise of a SAR, the holder thereof, subject to Section 6.2(c)(vi), shall be entitled at the holder's election to receive either:

                         (A) a number of shares of Stock equal to the quotient
computed by dividing the Spread (as defined in Section 6.2(c)(iv) by the Fair Market Value per share of Stock on the date of exercise of the SAR; provided, however, that in lieu of fractional shares, the Company shall pay in cash or cash equivalent an amount equal to the same fraction of the Fair Market Value per share of Stock on the date of exercise of the SAR; or

                         (B) an amount of money payable in cash or cash
equivalent equal to the Spread; or

                         (C) a combination of an amount payable in cash or cash
equivalent and a number of shares of Stock calculated as provided in Section 6.2(c)(iii)(A) (after reducing the Spread by such dollar amount); plus any amounts payable in lieu of any fractional shares as provided above.

                    (iv) The term "Spread" as used in Section 6.2(c) shall mean an amount equal to the product computed by multiplying: (A) the excess of (x) the Fair Market Value per share of Stock on the date the SAR is exercised, over either (y) in the case of an SAR in tandem with a Related SAR Option, the Exercise Price per share of the Related SAR Option, or (z) in the case of an SAR not granted in tandem with a Stock Option, the Initial Valuation of the SAR; by
(B) the number of shares with respect to which such SAR is being exercised.

                    (v) Notwithstanding the provisions of this Section 6.2, and while the SAR agreement may provide for longer vesting periods, no SAR may be exercised during the first six months following its Date of Grant, and, with respect to SARs granted in tandem with a Related SAR Option, neither the SAR nor the Related SAR Option may be exercised during the first six months following the Date of Grant of the SAR, unless, in either case, prior to the expiration of such six month period, the holder of the SAR ceases to be an employee of the Company or any Parent or Subsidiary by reason of such holder's Special Terminating Event.

                    (vi) Notwithstanding the provisions of this Section 6.2 or the related SAR agreement to the contrary, any Grantee who at the date of the exercise of the SAR or any portion thereof is an officer or Director of the Company within the meaning of Section 16(b) of the Exchange Act (a "Section 16(b) Person"), may only make a Cash Election (as defined below) and related exercise during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date (the "Window Period"); provided, however, that this Section 6.2(c)(vi) shall not be applicable to any Section 16(b) Person at any time subsequent to his or her Special Terminating Event.

                    (vii) Notwithstanding the provisions of Section 6.2(c)(iii), the Administrator shall have sole discretion to consent to or disapprove a Participant's election to receive an amount of money payable in cash or cash equivalent in whole or in part ("Cash Election") upon the exercise of a SAR. Such consent or disapproval may be given at any time after the election to which it relates. If the Administrator shall disapprove a Cash Election, the exercise of the SAR with respect to which the Cash Election was made shall be of no effect, but without prejudice to the right of the holder to exercise such SAR in the future in accordance with its terms.

                    (viii) A SAR may be granted to a Grantee irrespective of whether such Grantee is being granted or has been granted a LSAR.

                    (ix) Notwithstanding the foregoing, in the case of a SAR granted in tandem with an Incentive Stock Option, the holder may not receive an amount in excess of such amount as will enable the Stock Option to qualify as an Incentive Stock Option.

               (d) Securities Laws. The Company intends that this Section 6.2 shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor (the "Rule") under the Exchange Act, during the term of the Plan. Should any provision of Section 6.2 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for Section 6.2 to comply with the requirements of the Rule, the Board may amend the Plan to add or to modify the provisions of the Plan accordingly.

               (e) Limitation on Amounts Payable. Notwithstanding Section 6.2(c)(iii), the Administrator may place a limitation on the amount payable in cash, Stock or both upon exercise of a SAR. Any such limitation must be determined as of the Date of Grant and noted on the instrument evidencing the Participant's SAR grant hereunder.

SECTION 7. DEFERRED STOCK AND RESTRICTED STOCK

        7.1 General. Deferred Stock and Restricted Stock awards may be issued to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Employees, and the time or times at which, grants of Deferred Stock or Restricted Stock awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Deferred Stock or Restricted Stock awards; the Restricted Period (as defined in paragraph 7.3 hereof) applicable to Deferred Stock or Restricted Stock awards; the performance objectives applicable to Deferred Stock or Restricted Stock awards; the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock awards shall lapse during such Restricted Period; and all other conditions of the Deferred Stock or Restricted Stock awards. The Administrator may also condition the grant of Deferred Stock or Restricted Stock awards upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Deferred Stock or Restricted Stock awards need not be the same with respect to each recipient.

        7.2 Awards and Certificates. The prospective recipient of a Deferred Stock or Restricted Stock award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Deferred Stock Award Agreement" or Restricted Stock Award Agreement" as appropriate) and has delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the Award date.

               Except as provided below in this Section 7.2, (i) each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the J2 Communications, 1999 Stock Option, Deferred Stock and Restricted Stock Plan and a Restricted Stock Award Agreement entered into between the registered owner and J2 Communications. Copies of such Plan and Agreement are on file in the offices of J2 Communications."

               The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

               With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

        7.3 Restriction and Conditions. The Deferred Stock or Restricted Stock awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

               (a) Subject to the provisions of the Plan and the Deferred Stock or Restricted Stock Award Agreements, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Deferred Stock or Restricted Stock awarded under the Plan. Within these limits, the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination, death or Disability or the occurrence of a "Change of Control" as defined in Section 10 below.

               (b) Except as provided in paragraph 7.3(a) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a shareholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Deferred Stock or Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

               (c) Subject to the provisions of the Deferred Stock or Restricted Stock Award Agreement and this Section 7, upon termination of employment for any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Deferred Stock or Restricted Stock, plus simple interest on such amount at the rate of 8% per year.

SECTION 8. AMENDMENT AND TERMINATION

        8.1 The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of the Participant under any Award theretofore granted without such Participant's consent, or that without the approval of the shareholders (as described below) would:

               (a) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

               (b) change the employees or class of employees eligible to participate in the Plan;

               (c) extend the maximum option period under Section 5 of the Plan.

        8.2 Notwithstanding the foregoing, shareholder approval under this
Section 8 shall only be required at such time and under such circumstances as shareholder approval would be required under applicable laws, regulations and exchange requirements.

        8.3 The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 9. UNFUNDED STATUS OF PLAN

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 10. CHANGE OF CONTROL

        The following acceleration and valuation provisions shall apply in the event of a "Change of Control", as defined in paragraph 10.2 of this Section 10:

        10.1 In the event of a "Change of Control," unless otherwise determined by the Administrator or the Board in writing at or after grant (including under any individual agreement), but prior to the occurrence of such Change of Control;

               (a) any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

               (b) the restrictions applicable to any Restricted Stock or Deferred Stock awards under the Plan shall lapse, and such shares and Awards shall be deemed fully vested; and

               (c) the value of all outstanding Stock Options, Restricted Stock and Deferred Stock awards shall, to the extent determined by the Administrator at or after grant, be cashed out by a payment of cash or other property, as the Administrator may determine, on the basis of the "Change of Control Price" (as defined in paragraph 10.3 of this Section 10) as of the date the Change of Control occurs or such other date as the Administrator may determine prior to the Change of Control.

        10.2 For purposes of paragraph 10.1 of this Section 10, a "Change of Control" shall be deemed to have occurred if:

               (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Stock of the Company) is or becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

               (b) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 10.2) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

               (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

               (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        10.3 For purposes of this Section 10, "Change of Control Price" means the higher of (i) the highest price per share paid or offered in any transaction related to a Change of Control of the Company or (ii) the highest price per share paid in any transaction reported on the exchange or national market system on which the Stock is listed, at any time during the preceding sixty day period as determined by the Administrator, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Administrator decides to cash out such options.

SECTION 11. GENERAL PROVISIONS

        11.1 The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        11.2 Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        11.3 Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        11.4 No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

        11.5 This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company, its Subsidiaries, or its Parent Corporation to interfere with the right of the Company, or its Subsidiaries to discharge or retire any employee thereof at any time. No employee shall have any right to, or interest in, Stock Options, Restricted Stock, or Deferred Stock, authorized hereunder prior to the grant of such a Stock Option or other award described herein to such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

SECTION 12. GRANTS TO DIRECTORS

        There shall be granted to James P. Jimirro, following each fiscal year of the Company ending after December 1, 1990, and on or prior to December 1, 1997, on the earlier of the date of the Annual Meeting of Stockholders or 150 days following the end of the Company's fiscal year, Non-Statutory Stock Options to purchase 25,000 shares of Stock and SARs relating to an additional 25,000 shares of Stock, each of the following terms and conditions: all Non-Statutory Stock Options and SARs (A) shall be immediately exercisable; (B) shall expire to the extent not exercised prior to the close of business on the day seven years from the date of grant; and (C) may be exercised as to the whole or any part, by written notice to the Company, stating the number of shares with respect to which the option is being exercised and specifying a date not less than ten nor more than twenty days after the date of such notice, as the date on which the Stock will be taken up and payment, if any, made therefor at the principle office of the Company. Notwithstanding the foregoing, Mr. Jimirro shall not be entitled to receive any Rights pursuant to this Section 12 until the grant of Rights pursuant to the Plan has been qualified and registered under all applicable state and federal securities laws, or if his employment with the Company has been terminated pursuant to the Employment Agreement between him and the Company dated July 1, 1999, or any amendment thereto for cause (as defined therein) or due to his death or disability.

SECTION 13. SPECIFIC PERFORMANCE

        The Stock Options granted under this Plan and the Shares issued pursuant to the exercise of such Stock Options cannot be readily purchased or sold in the open market, and, for that reason among others, the Company and its shareholders will be irreparably damaged in the event that this Plan is not specifically enforced. In the event of any controversy concerning the right or obligation to purchase or sell any such Option or Optioned Stock, such right or obligation shall be enforceable in a court of equity by a decree of a specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

SECTION 14. INVALID PROVISION

        In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid unenforceable provision was not contained herein.

SECTION 15. APPLICABLE LAW

        This Plan shall be governed by and construed in accordance with the laws of the State of California.

SECTION 16. SUCCESSORS AND ASSIGNS

        This Plan shall be binding on and inure to the benefit of the Company and the employees to whom an Option is granted hereunder, and such employees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

SECTION 17. AUTHORIZATION TO ISSUE OPTIONS AND SHAREHOLDER APPROVAL

        Unless in the judgment of counsel to the Company such permit is not necessary with respect to particular grants, Stock Options granted under the Plan shall be conditioned upon the Company obtaining any required permit from the California Department of Corporations and/or other appropriate governmental agencies, free of any conditions not acceptable to the Board, authorizing the Company to grant such Stock Options, provided, however, such condition shall lapse as of the effective date of issuance of such permit(s) in a form to which the Company does not object within sixty (60) days. The grant of Stock Options under the Plan also is conditioned on approval of the Plan by the vote or consent of the holders of a majority of the outstanding shares of the Company's Common Stock and no Stock Option granted hereunder shall be effective or exercisable unless and until the Plan has been so approved within 12 months of the adoption of the Plan.

SECTION 18. ANNUAL REPORT

        Except at such time as the Stock becomes a Covered Security, if any consultants or directors are issued Stock Options under this Plan, the Company shall furnish such consultants or directors with financial statements at least annually.

SECTION 19. EFFECTIVE DATE OF PLAN

        The Plan became effective (the "Effective Date") on ________, 2000.

SECTION 20. TERM OF PLAN

        No Stock Option, Deferred Stock, SAR or Restricted Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

        IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this Plan by the Board on the day and year first above written, the Company has caused this Plan to be duly executed by its duly authorized officers.

                                    J2 Communications


                                    By: /s/ JAMES P. JIMIRRO
                                        -------------------------
                                    Name: JAMES P. JIMIRRO
                                    Title: President and Chief Executive Officer

                               J2 COMMUNICATIONS

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 13, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Deborah Dettling and Duncan Murray, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Common Stock the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders of J2 Communications (the "Company") to be held at the Doubletree Hotel, 10740 Wilshire Boulevard, Los Angeles, California 90024, on Thursday, January 13, 2000 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows:

1.    Election of six Directors.
  [ ] FOR all nominees listed below (EXCEPT as marked to the contrary below)
     INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through such nominee's name in the following list:
     James P. Jimirro, James Fellows, Bruce P. Vann, John De Simio, Gary Cowan
      and Daniel Laikin.
  [ ] WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2. Approval of the Company's 1999 Stock Option, Deferred Stock and Restricted Stock Plan.
                        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. Ratification of Arthur Anderson LLP as the Company's independent auditors for fiscal 2000.
                        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. In their discretion, or any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

     This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, this proxy will be voted FOR the election of directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting, FOR Proposal 2 and FOR Proposal 3. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.

                                                        Dated             , 199
                                                        ------------------------
                                                               Signature

                                                        ------------------------
                                                               Signature

                                                        Please sign EXACTLY as
                                                        name or names appear
                                                        hereon. When signing as
                                                        attorney, executor,
                                                        trustee, administrator
                                                        or guardian, please give
                                                        your full title. If a
                                                        corporation, please sign
                                                        in full corporate name
                                                        by president or other
                                                        authorized officer. If a
                                                        partnership, please sign
                                                        in partnership name by
                                                        authorized person.

 PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH
                              REQUIRES NO POSTAGE.